FOR IMMEDIATE RELEASE

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC. (OTCBB: CYKN)
ANNOUNCES NEW STOCK SYMBOL

FOXBOROUGH, Mass. – October 12, 2004 – Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN) announced that the Company's common stock symbol has changed from OTCBB: TGRV to OTCBB: CYKN with the opening of the market today, October 12, 2004. This change coincides with the recently announced merger on October 7, 2004 with Trafalgar Ventures, Inc. and the change the name of the Company from Trafalgar Ventures, Inc. to Cyberkinetics Neurotechnology Systems, Inc.

About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics, a leader in neurotechnology, an emerging field driven by advances in neuroscience, computer science, and engineering, is focused on treating nervous system dysfunction. Cyberkinetics' first product, BrainGate™ Neural Interface System, is designed to give severely paralyzed individuals a long-term, direct brain-computer interface for the purpose of communication and control of a computer and other devices. Patients are currently being enrolled into a pilot clinical trial to test its safety and effectiveness. Cyberkinetics' intellectual property features key technologies licensed from Brown University, the Massachusetts Institute of Technology, Emory University, and the University of Utah. Cyberkinetics is headquartered in Foxborough, Massachusetts and conducts engineering and research in Salt Lake City, Utah. More information is available at www.cyberkineticsinc.com.

Forward Looking Safe Harbor Statement:
This press release contains forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see our filings with the Securities and Exchange Commission.

Investor Relations Contact:
Brian Korb (212) 477-9007, ext 23; bkorb@troutgroup.com

Company Contact:
Jessica Duda (508) 549-9981 Ext 112; IR@cyberkineticsinc.com

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